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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the (a) Registration Statement on Form S-3 (File No. 333-86189) of Wyndham International, Inc., and (b) Registration Statement on Form S-8 (File No. 333-82325) of Wyndham International, Inc., and (c) Registration Statement on Form S-3 (File No. 333-40922) of Wyndham International, Inc. of our report dated March 1, 1999, with respect to the consolidated financial statements of Wyndham International, Inc. as of December 31, 1998 and for the period then ended included in this Annual Report on Form 10-K for the year ended December 31, 2000.



                                            /s/ Ernst & Young LLP

Dallas, Texas
March 26, 2001